UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2016

OraSure Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-16537	36-4370966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

220 East First Street Bethlehem, Pennsylvania		18015-1360
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 610-882-1820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New Director Appointment

On March 22, 2016, Eamonn P. Hobbs was appointed as a new member of the Board of Directors (the “Board”) of OraSure Technologies, Inc. (the “Company”). Mr. Hobbs will serve as a Class I Director with an initial term expiring at the Company’s 2016 Annual Meeting of Stockholders. Mr. Hobbs has also been appointed to serve on the Board’s Audit Committee and Compensation Committee.

Pursuant to the Company’s Non-Employee Director Compensation Policy (the “Policy”) and Stock Award Plan, Mr. Hobbs was granted an option to purchase 40,000 shares of the Company’s common stock with an exercise price equal to the mean between the high and low sales prices of the Company’s common stock on the date of his appointment. The foregoing option will vest on a monthly basis over the 24-month period following the grant date. Vesting will be accelerated in the event of a change in control involving the Company. Mr. Hobbs will also receive fees and additional equity compensation pursuant to the Policy.

A press release announcing Mr. Hobbs’ appointment to the Board is attached as Exhibit 99.1 to this Report and is incorporated by reference herein.

Item 9.01 – financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 23, 2016 announcing the appointment of Eamonn P. Hobbs as a member of the Company’s Board of Directors

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ORASURE TECHNOLOGIES, INC.

Date: March 23, 2016	By:	/s/ Jack E. Jerrett
Jack E. Jerrett
Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit Number	Description

99.1	Press Release dated March 23, 2016 announcing the appointment of Eamonn P. Hobbs as a member of the Company’s Board of Directors

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